UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 16, 2006

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On November 16, 2006, School Specialty, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $175 million aggregate principal amount of 3.75% Convertible Subordinated Debentures due 2026 (the “Debentures”) to the initial purchasers named therein (collectively, the “Initial Purchasers”).  The Purchase Agreement also granted the Initial Purchasers an option to purchase up to an additional $25 million aggregate principal amount of the Debentures to cover over allotments.  On November 20, 2006, the Initial Purchasers exercised the full $25 million option.  The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $195 million.  The foregoing description of the Purchase Agreement is a summary and is qualified in its entirety by the terms of the Purchase Agreement, which is attached hereto as Exhibit 99.1.

The closing of the sale of the Debentures occurred on November 22, 2006. The Debentures and the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable in certain circumstances upon conversion of the Debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Company offered and sold the Debentures to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The Initial Purchasers then sold the Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.  The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Company used a portion of the proceeds from the sale of the Debentures to repurchase 1,058,000 shares of the Common Stock at a cost of approximately $40 million under its recently updated share repurchase program and used the remaining net proceeds to pay down a portion of its existing bank debt.

The Debentures are governed by an indenture, dated as of November 22, 2006 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).  A copy of the Indenture (to which the form of Debentures is attached) is attached as Exhibit 4.1 and the descriptions of the Indenture and the Debentures in this report are summaries and are qualified in their entirety by the terms of the Indenture and Debentures, respectively.

The Debentures are convertible into cash and, if applicable, shares of Common Stock, based on a conversion rate of 19.4574 shares of Common Stock per $1,000 principal amount of Debentures (which is equal to a conversion price of approximately $51.39 per share and is subject to adjustment) under the following circumstances:  (1) during any fiscal quarter commencing after the fiscal quarter ending January 27, 2007 (and only during such quarter), if the last reported sale price of the Common Stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter is more than 130% of the applicable conversion price on such last trading day, (2) during the five business days immediately following any five consecutive trading-day period in which the trading price per Debenture for each trading day in that period was less than 98% of the product of the last reported sale price of the Common Stock and the applicable conversion rate of the Debentures on each such trading day, (3) if the Company has called the Debentures for redemption, (4) on or after November 30, 2025, or (5) upon the occurrence of certain corporate transactions.

Upon surrender of Debentures by a holder in connection with a conversion, the Company will deliver cash equal to the lesser of the aggregate principal amount of Debentures to be converted and the Company’s total conversion obligation.  The Company will deliver, at its option, cash or shares of the Common Stock in respect of the remainder, if any, of its conversion obligation as described in the Indenture.

The Company will pay interest on the Debentures on May 30 and November 30 of each year, beginning on May 30, 2007, at an annual rate of 3.75%.  Additional interest is also payable if the Company fails to comply with certain obligations under the Registration Rights Agreement described below.

In addition, the Company will pay contingent interest to holders of the Debentures with respect to any six-month period from May 30 to November 29 and from November 30 to May 29, commencing with the period beginning November 30, 2011, if the average trading price of a Debenture for the five consecutive trading days immediately before the last trading day before the relevant six-month period equals or exceeds 120% of the principal amount of the Debentures.  The amount of contingent cash interest payable per Debenture in respect of any six-month period will equal 0.25% per year of the average trading price of a Debenture for the five trading day period referred to above.

The Debentures mature on November 30, 2026, unless earlier converted, redeemed or repurchased.

Holders who convert their Debentures in connection with certain corporate transactions that occur on or prior to November 30, 2011 will be entitled to a make-whole premium in the form of an increase in the conversion rate as described in the Indenture, or, in lieu thereof, the Company may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Debentures are convertible into shares of the acquiring or surviving company.

The Debentures are general unsecured obligations of the Company and are subordinated in right of payment to all of the Company’s existing and future senior debt and effectively subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries.  The Debentures are pari passu in right of payment with the Company’s 3.75% convertible subordinated notes due 2023.

In connection with the sale of the Debentures, the Company entered into a resale registration rights agreement, dated as of November 22, 2006, with the Initial Purchasers (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to cause to be filed within 90 days, and to become effective within 180 days after the closing of the offering of the Debentures, a shelf registration statement with respect to the resale of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures.  The Company agreed to use its commercially reasonable efforts to keep the shelf registration statement effective from the date it is declared effective until the earliest of (1) the second anniversary of the last issuance of Debentures pursuant to the Purchase Agreement, (2)  the expiration of the holding period applicable to the Debentures and Common Stock issuable upon conversion of the Debentures held by non-affiliates of the Company under 144(k) under the Securities Act and (3) the date on which all of the Debentures and the Common Stock issued upon conversion of the Debentures are registered under the shelf registration statement and disposed of in accordance with Rule 144 under the Securities Act.  A copy of the Registration Rights Agreement is attached as Exhibit 4.2 and this description is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 22, 2006, the Company issued $200 million aggregate principal amount of the Debentures, including the exercise in full by the Initial Purchasers of their option to purchase an additional $25 million aggregate principal amount of the Debentures to cover over allotments.  The Company offered and sold the Debentures to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The Initial Purchasers then sold the Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

Subject to the terms of the Indenture, if an event of default, as defined in the Indenture (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of the Company), occurs and continues, the Trustee or the holders of at least 25% in principal amount of the outstanding Debentures may declare the principal and accrued and unpaid interest (including contingent interest and additional interest, if any) on the outstanding Debentures to be immediately due and payable.  In case of certain events of bankruptcy, insolvency or reorganization involving the Company, the principal and accrued and unpaid interest (including contingent interest and additional interest, if any) on the Debentures will automatically become due and payable.

Additional terms and conditions relating to the issuance of the Debentures are contained in Item 1.01 hereof and are incorporated herein by reference.

Item 3.02.

Unregistered Sales of Equity Securities.

On November 16, 2006, the Company entered into the Purchase Agreement under which it agreed to sell $175 million aggregate principal amount of the Debentures to the Initial Purchasers in a private placement pursuant to an exemption from the registration requirements of the Securities Act.  The Purchase Agreement also granted the Initial Purchasers an option to purchase up to an additional $25 million aggregate principal amount of the Debentures to cover over-allotments.  On November 20, 2006, the Initial Purchasers exercised the full $25 million option.  The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $195 million.  The Initial Purchasers received an aggregate commission of $4.75 million in connection with the offering of the Debentures.

The Company offered and sold the Debentures to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The Initial Purchasers then sold the Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.  The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Debentures and the underlying Common Stock issuable upon conversion of the Debentures have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01.

Other Events.

On November 22, 2006, the Company issued a press release in connection with the events described in this Current Report on Form 8-K.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture by and between School Specialty, Inc. and The Bank of New York Trust Company, N.A. dated as of November 22, 2006

4.2	Form of 3.75% Convertible Subordinated Debenture (attached as Exhibit A to the Indenture)

4.3	Resale Registration Rights Agreement by and between School Specialty, Inc. and Banc of America Securities LLC dated as of November 22, 2006

10.1	Purchase Agreement by and among School Specialty, Inc. and the Initial Purchasers named therein dated as of November 16, 2006

99.1	Press Release of School Specialty, Inc. dated November 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2006	By: /s/ David G. Gomach
David G. Gomach Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture by and between School Specialty, Inc. and The Bank of New York Trust Company, N.A. dated as of November 22, 2006

4.2	Form of 3.75% Convertible Subordinated Debenture (attached as Exhibit A to the Indenture)

4.3	Resale Registration Rights Agreement by and between School Specialty, Inc. and Banc of America Securities LLC dated as of November 22, 2006

10.1	Purchase Agreement by and among School Specialty, Inc. and the Initial Purchasers named therein dated as of November 16, 2006

99.1	Press Release of School Specialty, Inc. dated November 22, 2006